UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 11, 2009

First Century Bancorp.

(Exact name of registrant as specified in its charter)

Georgia

(State or other jurisdiction of incorporation)

001-16413	58-2554464
(Commission File Number)	(IRS Employer Identification No.)

807 Dorsey Street, Gainesville, Georgia	30501
(Address of principal executive offices)	(Zip Code)

(770) 297-8060
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01     Changes in Registrant’s Certifying Accountant.

     On June 11, 2009, upon the recommendation of our audit committee, the board of directors of First Century Bancorp. dismissed McNair, McLemore, Middlebrooks & Co., LLP (“McNair”) as our independent auditors and appointed Mauldin & Jenkins Certified Public Accountants, LLC (“Mauldin & Jenkins”) to serve as our independent auditors for the current fiscal year, which ends on December 31, 2009. The change in auditors is effective immediately.

     McNair’s reports on First Century’s consolidated financial statements for each of the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

     During each of our two most recent fiscal years and through the date of this report, there were: (i) no disagreements with McNair on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to McNair’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on our consolidated financial statements for such years; and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     We have provided McNair with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of McNair’s letter, dated June 16, 2009, stating its agreement with these statements.

     During each of our two most recent fiscal years and through the date of this report, First Century did not consult Mauldin & Jenkins with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

     Representatives from McNair and from Mauldin & Jenkins are expected to be present at our annual meeting of shareholders and will have the opportunity to make a statement if they desire, and will be available to answer questions.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Exhibit
16	Letter from McNair, McLemore, Middlebrooks & Co., LLP dated June 16, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CENTURY BANCORP.

By: /s/ Denise Smyth
Name: Denise Smyth
Title: Chief Financial Officer

Dated: June 16, 2009